UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014 (February 24, 2014)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

e) On February 24, 2014, pursuant to the Torchmark Corporation 2011 Incentive Plan (the 2011 Plan) the Compensation Committee and/or the independent numbers of the Board of Directors of Torchmark Corporation (the Company) granted non-qualified stock options with a seven year term and an excise price per share equal to the NYSE market closing price of Company common stock on February 24, 2014 ($76.04) to the following executives: Gary L. Coleman, 100,000 shares; Larry M. Hutchison, 100,000 shares; Frank M. Svoboda, 40,000 shares; Roger C. Smith, 60,000 shares; Vern D. Herbel, 35,000 shares; and Charles F. Hudson, 35,000 shares. On February 24, 2014, the following executives were also issued performance share awards (shown at target level) for the three year performance period commencing January 1, 2014 through December 31, 2016 to be earned and issued (from 0% if below threshold to 200% at maximum) based upon the extent the Company achieves performance goals set by the Compensation Committee (40% weight to three year growth in earnings per share (ranging from 4% to 12%), 30% weight to three year growth in underwriting income (ranging from 0% to 8%), and 30% weight to average return on equity over the three year period (ranging from 14% to 16%)): Frank M. Svoboda, 8,000 shares; Roger C. Smith, 12,000 shares; and Vern D. Herbel, 7,500 shares. The Compensation Committee also fixed 2014 annual cash bonus targets for Messrs. Coleman, Hutchison, Svoboda, Smith, Herbel and Hudson as follows: 40% weight to growth in earnings per share (ranging from 3% to 12%); 30% weight to growth in underwriting income (ranging from 0% to 8%) and 30% weight to return on equity (ranging from 14% to 16%). Additionally, Mr. Hudson was awarded 5,000 shares of time-vested restricted stock. 2014 salaries were set as follows: $825,000 for Gary L. Coleman and Larry M. Hutchison; $450,000 for Frank M. Svoboda; $510,000 for Vern D. Herbel; $570,000 for Roger C. Smith; and $465,000 for Charles F. Hudson.

On March 4, 2014, pursuant to the 2011 Plan the independent members of the Board of Directors of the Company issued performance awards (shown at target level) for the three year performance period commencing January 1, 2014 through December 31, 2016 to be earned and issued (from 0% if below threshold to 200% at maximum) based upon the extent the Company achieves performance goals set by the Compensation Committee (40% weight to three year growth in earnings per share (ranging from 4% to 12%), 30% weight to three year growth in underwriting income (ranging from 0% to 8%), and 30% weight to average return on equity over the three year period (ranging from 14% to 16%)) as follows: Gary L. Coleman, 25,000 shares and Larry M. Hutchison, 25,000 shares.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(a)	Shell company transactions.

None.

(b)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: April 16, 2014	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary

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